LEHMAN BROTHERS INSTITUTIONAL LIQUIDITY FUNDS
                         SHAREHOLDER SERVICING AGREEMENT

                                   SCHEDULE A



CLASSES OF SHARES:
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Cash Management Class
Capital Class
Select Class
Administrative Class
Service Class
Premier Class


THE  PORTFOLIOS  OF LEHMAN  BROTHERS  INSTITUTIONAL  LIQUIDITY  FUNDS  CURRENTLY
--------------------------------------------------------------------------------
SUBJECT TO THIS AGREEMENT:
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Money Market Portfolio
Prime Portfolio
Government Portfolio
Government Reserves Portfolio
Treasury Portfolio
Treasury Reserves Portfolio
Tax-Exempt Portfolio
Municipal Portfolio


Dated: July 29, 2007